Exhibit 3.2

CERTIFIED RESOLUTIONS
OF
Capri Holdings Limited
(the “Company”)

We, Conyers Trust Company (BVI) Limited, the Registered Agent of the Company, DO HEREBY CERTIFY that the following are true and correct extracts from the Minutes of the Board of Directors of the Company dated the May 23, 2023, and based upon the documentation provided to us by the Board of Directors, the resolutions contained therein are in full force and effect as at the date hereof:

“RESOLVED that:
1.the registered agent of the Company be and is hereby changed to Conyers Trust Company (BVI) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110;

2.the registered office of the Company be and is hereby changed to Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110;

3.clauses 2 and 3 of the Company’s memorandum of association (the “Memorandum”) are amended and restated as follows effective May 24, 2023:
REGISTERED OFFICE
“2.    The registered office is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110, or such other address as the directors may from time to time determine.
    REGISTERED AGENT
3.    The registered agent is Conyers Trust Company (BVI) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110, or such other registered agent as the directors may from time to time determine. ”
4.Conyers Trust Company (BVI) Limited be and is hereby authorised and directed to make all necessary filings with the Registrar in respect of the above resolution, including making the filings required by section 13(1)(b) of the BVI Business Companies Act; and

5.Vistra be and is hereby authorised and directed to transfer all the books and records of the Company to Conyers Trust Company (BVI) Limited.”

Dated this 24th day of May, 2023

/s/ Andrew Swapp_______________________________
For and on behalf of
Conyers Trust Company (BVI) Limited
Registered Agent of
Capri Holdings Limited